EXHIBIT 10.7

AMENDMENT TO CONSULTING AGREEMENT

AMENDMENT TO CONSULTING AGREEMENT (the “Amendment”) dated as of October 14, 2014, by and among First Line Capital, LLC (“Consultant”) and DarkStar Ventures, Inc. (the “Company”).

W I T N E S S E T H

WHEREAS, the parties hereto are parties to a Consulting Agreement dated as of September 2011 (the “Consulting Agreement”; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Consulting Agreement); and

WHEREAS, the parties desire to amend certain terms of the Consulting Agreement as provided for in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Extension. Notwithstanding anything contained in the Consulting Agreement to the contrary, the Company and the Consultant hereby agree and acknowledge that the Consulting Agreement shall terminate and have no further force and effect on July 31, 2015.

2. Services. Given the status of the Company as a shell company, the Consultant agrees to use its best efforts to locate a suitable acquisition candidate for the Company.

3. Reference. On and after the date hereof, each reference in the Consulting Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Consulting Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Consulting Agreement, as amended by this Amendment.

5. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic transmission, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

7. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

1

IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

DARKSTAR VENTURES, INC.		FIRST LINE CAPITAL, LLC

By:	/s/ Chizkyau Lapin	By:	/s/ Daniel Hirsch
Name:	Chizkyau Lapin	Name:	Daniel Hirsch
Title:	President, CEO and CFO	Title:	Managing Partner